Exhibit 99.1

Advaxis, Inc. Announces Pricing of $8 Million Public Offering

PRINCETON, N.J. (November 24, 2020) – Advaxis, Inc. (Nasdaq: ADXS) (the “Company”), a clinical-stage biotechnology company focused on the development and commercialization of immunotherapy products, today announced the pricing of an underwritten public offering of (i) 26,666,666 shares of common stock and warrants to purchase up to 13,333,333 shares of common stock. The shares of common stock and warrants are being sold together at a combined public offering price of $0.30 per share. The warrants will have an exercise price of $0.35 per share, will be immediately exercisable and will expire five years from the date of issuance. The Company has granted the underwriters a 30-day option to purchase up to an additional 3,999,999 shares of common stock and/or 1,999,999 warrants to cover over-allotments, if any.

The Company plans to use the net proceeds from the offering to fund its continued research and development initiatives in connection with expanding its product pipeline including, but not limited to, investment in its ADXS-HOT program and for general corporate purposes. The Company may also use a portion of the net proceeds to acquire or invest in other businesses, products and technologies.

A.G.P./Alliance Global Partners is acting as sole book-running manager for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-226988) previously filed with the U.S. Securities and Exchange Commission (the “SEC”), and an additional registration statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act, which became effective upon filing on August 30, 2018. A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering. Copies of the Supplement, the Base Shelf Prospectus and the Registration Statement may also be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com.

No securities regulatory authority has either approved or disapproved of the contents of this press release. This press release is for information purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Advaxis

Advaxis, Inc. is a clinical-stage biotechnology company focused on the development and commercialization of proprietary Lm-based antigen delivery products. These immunotherapies are based on a platform technology that utilizes live attenuated Listeria monocytogenes (Lm) bioengineered to secrete antigen/adjuvant fusion proteins. These Lm-based strains are believed to be a significant advancement in immunotherapy as they integrate multiple functions into a single immunotherapy and are designed to access and direct antigen presenting cells to stimulate anti-tumor T cell immunity, activate the immune system with the equivalent of multiple adjuvants, and simultaneously reduce tumor protection in the tumor microenvironment to enable T cells to eliminate tumors.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statements that express the current beliefs and expectations of management. Any statements contained herein that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. Such risks include, but are not limited to: the success and timing of the Company’s clinical trials, including patient accrual; the Company’s ability to develop and commercialize its products; the Company’s ability to identify license and collaboration partners and to maintain existing relationships; the Company’s available cash and its ability to obtain additional funding; and any outcomes from the Company’s review of strategic transactions. These and other risks are discussed in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K, filed on December 20, 2019, as amended, and its periodic reports on Form 10-Q and Form 8-K. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise, except as otherwise required by law.